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                                    EXHIBIT 5

                                  LEGAL OPINION

                                October 19, 1999

The Female Health Company
875 North Michigan Avenue
Suite 3660
Chicago, IL 60611

Gentlemen:                             Re:   Registration Statement on Form SB-2

         We have acted as counsel for The Female Health Company, a Wisconsin corporation (the "Company"), in connection with the Company's registration of 4,929,175 shares (the "Shares") of its $.01 par value common stock at the request of the selling stockholders listed in the Registration Statement (defined below). Capitalized terms not otherwise defined have the meanings assigned to them in the Registration Statement.

         In such capacity we have examined, among other documents, the Amended and Restated Articles of Incorporation of the Company and the Registration Statement on Form SB-2 initially filed by the Company with the Securities and Exchange Commission on or about October 18, 1999 covering the sale by the selling stockholders of the Shares (the "Registration Statement"). Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

         1. The Company is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Secretary of the Department of Financial Institutions of the State of Wisconsin; (a) has filed with the Department of Financial Institutions during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section 180.1421 to cause its administrative dissolution; (c) no determination has been made by the Department of Financial Institutions that grounds exist for such action; (d) no filing has been made with the Department of Financial Institutions of a decree of dissolution with respect to the Company; and (e) Articles of Dissolution of the Company have not been filed with the Department of Financial Institutions.

         2. The Shares are (or, after issuance upon exercise of the warrants and conversion of the convertible debentures as set forth in the Registration Statement, will be) legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622(2)(b), as interpreted.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form SB-2.

                                    REINHART, BOERNER, VAN DEUREN,
                                       NORRIS & RIESELBACH, S.C.

                                    BY /s/ James M. Bedore
                                     ---------------------------------------
                                       James M. Bedore